Exhibit 10.24

SUMMERTIME HOLDING CORP.

2016 STOCK OPTION PLAN

1. Purpose of Plan. This 2016 Stock Option Plan (the “Plan”) of Summertime Holding Corp., a Delaware corporation (the “Company”), is designed to provide incentives to such present and future employees, directors, officers, consultants or advisors of the Company or its subsidiaries (“Participants”), as may be selected in the sole discretion of the Committee, through the grant of Options by the Company to Participants. Only those Participants who are employees of the Company or its Subsidiaries shall be eligible to receive incentive stock options within the meaning of Section 422 of the Code. This Plan is a compensatory benefit plan within the meaning of Rule 701 of the Securities Act of 1933, as amended, and, unless and until the Company’s Common Stock is publicly traded, the issuance of options to purchase shares of the Company’s Common Stock pursuant to the Plan and the issuance of shares of Common Stock pursuant to such options are, to the extent permitted by applicable federal securities laws, intended to qualify for the exemption from registration under Rule 701 of the Securities Act.

2. Definitions. Certain terms used in this Plan have the meanings set forth below:

“Board” means the Company’s board of directors.

“Cause” shall have the meaning ascribed to such term in any written offer letter or employment or severance agreement between the Company or any Subsidiary of the Company and such Participant, or in the absence of any such written agreement, shall mean (i) the commission of a felony or any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers if the act or omission was wrongful or deliberate, or any other crime involving moral turpitude, (ii) conduct tending to bring the Company or any of its Subsidiaries into public disgrace or disrepute or economic harm, (iii) repeated material failure or inability to perform duties and/or obligations as reasonably directed by the Board or its designees, after demand for performance has been given by the Board or its designees that identifies how such Participant has not performed its duties and/or obligations, (iv) gross negligence or misconduct with respect to the Company or any of its Subsidiaries, (v) any material breach of (A) any written agreement between the Company and such Participant evidencing the grant of any Option (B) the Company’s written code of conduct and business ethics or (C) any other written agreement between such Participant and the Company or any Subsidiary of the Company.

“Change of Control” means the first to occur of any (i) Sale of the Company, or (ii) sale or transfer to any third party of shares of the Company’s capital stock by the holders thereof as a result of which any person or group other than the Investors obtains possession of voting power (under ordinary circumstances) to elect a majority of the Company’s board of directors.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as the same may be amended from time to time.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board. In the absence of the appointment of any such Committee, any action permitted or required to be taken hereunder shall be deemed to refer to the Board.

“Competitive Activity” means, with respect to a Participant, during the term of such Participant’s employment with the Company or any of its Subsidiaries and during the Restricted Period, directly or indirectly, for himself or for any other Person, Participating in any Competitive Business or any business in which the Company is engaged or is planning to engage as of such Participant’s Termination Date; provided that the passive ownership by such Participant of not more than one percent (1%) of the outstanding shares of any class of capital stock of a corporation which is publicly traded on a national securities exchange will not be deemed to be a Competitive Activity, so long as such Participant has no active Participation in the business of such corporation.

“Competitive Business” means any business in the geographic area set forth in the non-competition provision in any written employment or severance agreement between the Company or any Subsidiary of the Company and such Participant (or, in the absence of the designation of any such geographic area in any such written agreement, any geographic area or country where the Company or any Subsidiary of the Company generates revenues) engaged in the “Restricted Business” set forth in the non-competition provision in any written employment or severance agreement between the Company or any Subsidiary of the Company and such Participant (or, in the absence of the designation of any such “Restricted Business” in any such written agreement, in the provision of services within the automotive or insurance-related risk or asset management software or information solutions industry related to any product, business, activity or service line of any person, entity or company that is in competition with any product, business, activity or service line of the Company).

“Effective Date” means March 4, 2016.

“Fair Market Value” of an Option Share shall have the meaning ascribed to such term in any Option agreement, written offer letter or employment or severance agreement between the Company or any Subsidiary of the Company and such Participant which expressly applies to the valuation of Options under the Plan, or in the absence of any such written agreement, shall mean the fair market value thereof as determined in good faith by the Committee or, in the absence of the Committee, by the Board.

“Good Reason” shall have the meaning ascribed to such term in any written offer letter or employment or severance agreement between the Company or any Subsidiary of the Company and such Participant, or in the absence of any such written agreement, shall mean Participant resigns from employment with the Company or any Subsidiary of the Company as a result of one or more of the following reasons: (i) the Company reduces by more than 10% the amount of Participant’s base salary or (ii) the Company makes a material adverse change in Participant’s duties or responsibilities with the Company or any Subsidiary of the Company, provided that a change in title or a change in the person or office to which Participant reports, shall not, by itself, constitute such a material adverse change.

“Investors” means Vista Equity Partners Fund V, L.P., Vista Equity Partners Fund V-A, L.P., Vista Equity Partners Fund V-B, L.P., VEPF V FAF, L.P., Vista Equity Partners Fund V Executive, L.P., Vista Equity Associates V, LLC and VEPF V Co-Invest 2, L.P. and/or any transferee of any of the foregoing Persons and any affiliate of any of the foregoing Persons that holds Common Stock, and “Investor” means any of the Investors individually.

“IPO” means an initial public offering and sale of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act.

“Option” means any option enabling the holder thereof to purchase any shares of the Company’s Common Stock granted by the Committee pursuant to the provisions of this Plan. Options to be granted under this Plan may be incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”) or in such other form, consistent with this Plan, as the Committee may determine.

“Option Shares” means the shares of the Company’s Common Stock acquired (or to be acquired) pursuant to the exercise of any Option.

“Original Cost” of each Option Share will be equal to the price paid therefor (in each case, as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting such share of Common Stock subsequent to any such purchase).

“Participate” (and the correlative terms “Participating” and “Participation”) includes any direct or indirect ownership interest in any enterprise or participation in the management of such enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, executive, franchisor, franchisee, creditor, owner or otherwise.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Restricted Period” means, if the Participant is party to a written agreement with the Company that contains a non-competition covenant, the period such covenant applies following the Participant’s Termination Date or, if the Participant is not party to such an agreement, the 12 month period following the Participant’s Termination Date.

“Sale of the Company” means (i) any sale or transfer by the Company or its Subsidiaries of all or substantially all (as defined under Delaware law) of their assets on a consolidated basis, or (ii) any consolidation, merger or reorganization of the Company with or into any other entity or entities as a result of which any person or group other than the Investors obtains possession of voting power (under ordinary circumstances) to elect a majority of the surviving corporation’s board of directors.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of March 3, 2016, by and among the Company and its stockholders signatory thereto (as amended from time to time).

“Subsidiary” means any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

“Termination Date” means the first date on which a Participant is no longer an employee of and not providing services as a director of, or consultant or advisor to, the Company or its Subsidiaries for any reason (or in the case of a Participant who was not an employee, the first date on which such Participant is no longer acting as a director or officer of, or consultant or advisor to, the Company or its Subsidiaries).

3. Grant of Options. The Committee shall have the right and power to grant Options to any Participant at any time prior to the termination of this Plan and the Chief Executive Officer of the Company may recommend the grant of Options, specifying which Participants and the number of Options included in such grants, which recommendation shall be subject to approval by the Committee. Such Options shall be granted at such exercise price, which may be Fair Market Value or such other value determined by the Committee and set forth in a written award agreement with respect to an Option, and on such other terms and subject to such conditions that are consistent with this Plan and established by the Committee. Options granted under this Plan shall be subject to such terms and conditions and evidenced by agreements as shall be determined from time to time by the Committee. Any Participant acquiring Common Stock pursuant to an Option shall be required to pay in full the exercise price related thereto, except as otherwise set forth in a written award agreement with respect to an Option. Unless otherwise specified in a written award agreement with respect to an Option, an Option granted under the Plan shall have a term of no more than 10 years.

4. Administration of the Plan. The Committee shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (i) to interpret the terms of this Plan, the terms of any Options granted under this Plan and the rules and procedures established by the Committee governing any such Options, (ii) to determine the rights of any person under this Plan or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Committee, (iii) to correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder, (iv) to determine whether any Options are subject to and/or comply with the requirements of Code Section 409A or the regulations thereunder and (v) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. Each action of the Committee shall be binding on all persons. Notwithstanding any provision to the contrary contained in this Plan or any separate written agreement between the Company and any Participant with respect to any Option pursuant to this Plan, any unvested Options that do not become vested immediately prior to, or in connection with, any Sale of the Company shall be forfeited and cancelled with concurrent effect upon the consummation of any such transaction, and no Participant nor any other Person shall have any further rights or obligations with respect to such forfeited Options.

It is the Company’s intent that, except as otherwise specifically provided in a written award agreement with respect to an Option, the Options not be treated as a nonqualified deferred compensation plan that fails to meet the requirements of Section 409A(a)(2), (3) or (4) of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent. Options under the Plan shall contain such terms as the Committee determines are appropriate to be exempt from, or comply with, the requirements of Section 409A of the Code. In the event that, after the issuance of an Option under the Plan, Section 409A of the Code or the regulations thereunder are amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Section 409A of the Code, the Committee may modify the terms of any such previously issued Option to the extent the Committee determines that such modification is necessary to comply with the requirements of Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on any Participant by Code Section 409A or damages for failing to comply with Code Section 409A.

5. Limitation on the Aggregate Number of Shares of Common Stock. The number of shares of Common Stock with respect to which Options may be granted under this Plan (and which may be issued upon the exercise or payment thereof) shall not exceed, in the aggregate, 401,294 shares of Common Stock (as such number is equitably adjusted pursuant to Section 8 hereof). If any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of Common Stock or payment thereunder, the shares with respect to which such Options were granted shall again be available under this Plan. Similarly, if any shares of Common Stock issued hereunder upon exercise of Options are repurchased hereunder, such shares shall again be available under this Plan for reissuance as Options.

6. Incentive Stock Options. Any of the Options to be granted hereunder may constitute Incentive Stock Options to the extent expressly designated as such by the Committee or the Board. All Incentive Stock Options (i) shall have an exercise price per share of Common Stock of not less than 100% of the Fair Market Value of such share on the date of grant, (ii) shall not be exercisable more than ten years after the date of grant, (iii) shall not be transferable other than by will or under the laws of descent and distribution and, during the lifetime of the Participant to whom such Incentive Stock Options were granted, may be exercised only by such Participant (or his guardian or legal representative) and (iv) shall be exercisable only during the Participant’s employment by the Company or a Subsidiary, provided, however, that the Committee may, in its discretion, provide at the time that an Incentive Stock Option is granted that such Incentive Stock Option may be exercised for a period ending no later than either (x) the termination of this Plan in the event of the Participant’s death while an employee of the Company or a Subsidiary or (y) the date which is three months after the Termination Date for any other reason. The Committee’s discretion to extend the period during which an Incentive Stock Option is exercisable shall only apply if and to the extent that (i) the Participant was entitled to exercise such option on the date of termination and (ii) such option would not have expired had the Participant continued to be employed by the Company or a Subsidiary. To the extent that the aggregate Fair Market Value of shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options shall be treated as options which are not Incentive Stock Options.

7. Listing, Registration and Compliance with Laws and Regulations. Each Option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any federal, state or foreign securities or other law, regulation, or the consent or approval of any governmental regulatory body, is necessary as a condition to or in connection with the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised or paid in shares of Common Stock in whole or in part unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained, and the holder of each such Option will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. If any such restrictions prohibit an Option to be exercised or paid in shares of Common Stock, a Participant’s rights to exercise any such Option shall be preserved and any time periods governing such rights or obligations shall be tolled for the duration of such restriction; provided that, unless permitted by Section 409A of the Code, in no event may a Participant exercise an Option beyond the original expiration date of such Option.

8. Adjustment for Change in Common Stock. In the event of a reorganization, recapitalization, stock split, extraordinary dividend, stock dividend, combination of shares, merger, consolidation or other change in Common Stock, the Committee shall make appropriate changes in the number and type of shares authorized by this Plan, the number and type of shares covered by outstanding Options and the prices specified therein.

9. Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax due with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer any such payment or issuance unless and until indemnified to its satisfaction.

10. Termination and Amendment. The Committee at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan, except that it may not, without further approval by the Company’s stockholders, (a) increase the maximum number of shares as to which Options may be granted under this Plan, except pursuant to Section 8 above or (b) extend the term of this Plan; provided that, subject to the other provisions hereof, the Committee may not change any of the terms of a written agreement with respect to an Option between the Company and the holder of such Option in a manner which would have a significant adverse effect on the holder of such Option without the approval of the holder of such Option. No Options shall be granted or shares of Common Stock issued hereunder after the tenth anniversary of the Effective Date; provided that, if the term of this Plan is otherwise extended, no Incentive Stock Options shall be granted hereunder after the tenth anniversary of the original Effective Date.

11. Participant Acknowledgments. In connection with the grant of any Option and/or the issuance of any Common Stock pursuant to this Plan, each Participant acknowledges and agrees, that as a condition to any such grant or issuance:

(a) The Company will have no duty or obligation to disclose to any Participant, and no Participant will have any right to be advised of, any material information regarding the Company or its Subsidiaries at any time prior to, upon or in connection with the repurchase of any Option Shares upon the termination of such Participant’s employment with the Company or its Subsidiaries or as otherwise provided under this Plan or any written agreement evidencing the grant of any Option or the issuance of any shares of Common Stock.

(b) Neither the grant of any Option, the issuance of any Common Stock nor any provision contained in this Plan or in any written agreement evidencing the grant of any Option or the issuance of any Common Stock shall entitle such Participant to remain in the employment of the Company or its Subsidiaries or affect the right of the Company to terminate any Participant’s employment at any time for any reason.

(c) Such Participant will have consulted, or will have had an opportunity to consult with, independent legal counsel regarding his or her rights and obligations under this Plan and any written agreement evidencing any grant of any Option and he or she fully understands the terms and conditions contained herein and therein.

(d) Prior to the purchase of any shares of Common Stock pursuant to this Plan or any written agreement evidencing the purchase of any shares of Common Stock, such Participant will deliver to the Company an executed consent from such Participant’s spouse (if any) in the form of Exhibit 1 attached hereto. If, at any time subsequent to the date such Participant purchases any shares of Common Stock and prior to the occurrence of a Change of Control, such Participant becomes legally married (whether in the first instance or to a different spouse), such Participant shall cause his or her spouse to execute and deliver to the Company a consent in the form of Exhibit 1 attached hereto. Such Participant’s failure to deliver the Company an executed consent in the form of Exhibit 1 at any time when such Participant would otherwise be required to deliver such consent shall constitute such Participant’s continuing representation and warranty that such Participant is not legally married as of such date. At the request of the Company, all Participants shall execute a joinder to any stockholders agreement among the equityholders of the Company then in effect.

12. Repurchase Option.

(a) Repurchase Option. If a Participant is no longer employed (or in the case of a Participant who was not an employee, the date on which such Participant is no longer acting as a director or officer of, or consultant or advisor to, the Company or any of its Subsidiaries) by the Company or its Subsidiaries for any reason, or if a Participant engages in material Competitive Activity, the Option Shares (whether held by such Participant or one or more transferees of such Participant, other than the Company or any Investor) will be subject to repurchase by the Investors and the Company (each of the aforementioned solely at their option) pursuant to the terms and conditions set forth in this Section 12 (the “Repurchase Option”).

(b) Repurchase Price. Unless otherwise set forth in an award agreement between the Company and a Participant, following the Termination Date, the Investors and the Company may elect to repurchase all or any portion of the Option Shares at a price per share equal to (i) Original Cost, in the event of Participant’s termination for Cause, or in the event Participant resigns without Good Reason within 5 years after the grant date, or in the event Participant engages in a material Competitive Activity, prior to the repurchase date, or (ii) Fair Market Value (as of the date of repurchase), in the event of the Participant’s termination without Cause, due to the Participant’s death or disability or in the event Participant resigns for Good Reason, provided that if Participant engages in a material Competitive Activity following the Termination Date, Participant shall pay to the Company the difference between the Fair Market Value (as of the date of repurchase) and the Original Cost, if any. In the event any rights pursuant to the Repurchase Option may arise, the Company will promptly notify the Investors thereof.

(c) Repurchase Procedures. Subject to Section 12(b), the Company may elect to exercise the Repurchase Option to purchase all or any portion of the Option Shares by delivering written notice (the “Company Repurchase Notice”) to the holder or holders of the Option Shares and the other Investors no later than 180 days after the latest of (i) the Termination Date, (ii) the 181st day following the acquisition of the Option Shares subject to such repurchase and (iii) the date the Company becomes aware of material Competitive Activity (such latest date, the “Company Expiration Date”). If the Board determines in good faith that (x) any applicable restrictions contained in the corporation law of the Company’s jurisdiction of incorporation or in the Company’s and its Subsidiaries’ bona fide debt financing agreements with parties unaffiliated with the Investors prohibit the Company from repurchasing all of the Option Shares, or (y) it is in the best interests of the Company not to purchase all or any portion of the Option Shares, no later than the fifth business day following the Repurchase Expiration Date, the Company will notify the Investors in writing that each Investor shall be entitled to purchase up to its pro rata share (determined based upon the number of shares of Common Stock then held by each such Investor) of the remaining Option Shares by providing notice (the “Investor Repurchase Notice”) to each holder or holders of Option Shares within 15 business days following the Company Expiration Date (the “Initial Investor Repurchase Period”). To the extent that any of the Investors do not elect to repurchase their full allotment of Option Shares during the Initial Investor Repurchase Period, the Company will promptly notify in writing each of the Investors that certain Investors have not elected to purchase their full allotment of Option Shares, and the other Investors shall be entitled to purchase all or any portion of the remaining Option Shares by providing notice (the “Supplemental Repurchase Notice” and together with the Company

Repurchase Notice and Initial Repurchase Notice, a “Repurchase Notice”) to each of the parties receiving the Investor Repurchase Notice within 15 business days following the Initial Investor Repurchase Period; provided that if in the aggregate such Investors elect to purchase more than the remaining available Option Shares, such remaining available Option Shares purchased by each Investor will be reduced on a pro rata basis based upon the number of shares of Common Stock then held by each electing Investor. Each Repurchase Notice will set forth the number of Option Shares to be acquired from such holder(s), the aggregate consideration to be paid for such Option Shares and the time and place for the closing of the transaction. If any Option Shares are held by any transferees of a Participant, the Investors and the Company, as the case may be, will purchase the shares elected to be purchased from all such holder(s) of Option Shares, pro rata according to the number of Option Shares held by each such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). If Option Shares of different classes are to be purchased pursuant to the Repurchase Option and such Option Shares are held by any transferees of a Participant, the number of shares of each class of Option Shares to be purchased will be allocated among all such holders, pro rata according to the total number of Option Shares to be purchased from such Persons.

(d) Closing. The closing of the transactions contemplated by this Section 12 will take place on the date designated in the applicable Repurchase Notice, which date will not be more than 90 days after the delivery of such notice. Each Investor will pay for the Option Shares to be purchased by it by, at its option, wire transfer of immediately available funds or delivery of a check payable to the holder of such Option Shares. The Company will pay for the Option Shares to be purchased by it by first offsetting amounts outstanding under any bona fide debts owing by such Participant to the Company or any of its Subsidiaries, now existing or hereinafter arising (irrespective as to whether such amounts are owing by the holder of such Option Shares), and will pay the remainder of the purchase price by, at its option, (i) wire transfer of immediately available funds, (ii) delivery of a check payable to the holder of such Option Shares, (iii) a subordinated promissory note payable in three equal annual installments commencing on the first anniversary of the closing of such purchase and bearing interest at a rate per annum equal to 5% or (iv) a combination of (i), (ii) and (iii), in the aggregate amount of the purchase price for such shares. Notwithstanding anything to the contrary contained herein, all repurchases of Option Shares by the Company will be subject to applicable restrictions contained in the corporation law of the Company’s jurisdiction of incorporation and in the Company’s and its Subsidiaries’ bona fide debt and equity financing agreements. If any such restrictions prohibit the repurchase of Option Shares hereunder which the Company is otherwise entitled to make, the Company shall issue the Participant a note bearing interest at the Applicable Federal Rate in effect for mid-term loans (for which interest is compounded semi-annually), which will be settled when and to the extent it is permitted under such restrictions but in any event within five (5) years of issuance. The Investors and/or the Company, as the case may be, will receive customary representations and warranties from each seller regarding the sale of the Option Shares, including, but not limited to, representations that such seller has good and marketable title to the Option Shares to be transferred free and clear of all liens, claims and other encumbrances.

13. Transfer of Option Shares; Sale of the Company; Public Offering. Option Shares are subject to restrictions on transfer, as set forth in the Stockholders Agreement. In addition, Option Shares are subject to certain bring-along rights and obligations in connection with a Sale of the Company and an IPO. Prior to the exercise of any Option, Participants shall be given the opportunity to review such provisions of the Stockholders Agreement.

14. Additional Restrictions on Transfer.

(a) The certificates representing the Option Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE ISSUER’S 2016 STOCK OPTION PLAN AND A WRITTEN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF SUCH SECURITIES, COPIES OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b) No holder of Option Shares will effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of any Option Shares or of any other equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten public offering of the Company’s securities in which the Investors or any of their Affiliates participate, except as part of such underwritten public offering. The restrictions on transfer set forth in this Section 14(b) shall continue with respect to each Option Share and each other security, option or right described in the preceding sentence until the date on which such security has been transferred pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

15. Definition of Option Shares. For all purposes of this Plan, Option Shares will continue to be Option Shares in the hands of any holder other than such Participant (except for the Company, the Investors or purchasers pursuant to an offering registered under the Securities Act or purchasers pursuant to a Rule 144 transaction, and each such other holder of Option Shares will succeed to all rights and obligations attributable to such Participant as a holder of Option Shares hereunder and under any separate written agreement between the Company and such Participant. Option Shares will also include shares of the Company’s capital stock issued with respect to Option Shares by way of a share split, share dividend or other recapitalization.

16. Transfers in Violation of Plan. Any transfer or attempted transfer of any Option Shares in violation of any provision of this Plan or the Stockholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Option Shares as the owner of such shares for any purpose.

17. Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Plan will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

18. Remedies. Each of the Company, any Participant and the Investors will be entitled to enforce its rights under this Plan specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Plan and to exercise all other rights existing in its favor. Each Participant and the Company acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Plan and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Plan.

19. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

20. Governing Law. All issues concerning this Plan will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision of rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each of the Company and each Participant submits to the co-exclusive jurisdiction of the United States District Court and any Delaware state court sitting in Wilmington, Delaware over any lawsuit under this Plan and waives any objection based on venue or forum non conveniens with respect to any action instituted therein. Each of the Company and each Participant waives the necessity for personal service of any and all process upon it and consents that all such service of process may be made by registered or certified mail (return receipt requested), in each case directed to such party in accordance with the notice requirements set forth in this Plan, and service so made will be deemed to be completed on the date of actual receipt. Each of the Company and each Participant consents to service of process as aforesaid. Nothing in this Plan will prohibit personal service in lieu of the service by mail contemplated herein.

21. Notices. Any notice required or permitted under this Plan or any agreement executed and delivered in connection with this Plan shall be in writing and shall be either delivered by facsimile (which shall be effective upon receipt of confirmation of successful transmission), personally delivered, or mailed by first class mail, return receipt requested, to any Participant at the address indicated in the Company’s records for such Person, and to the Company at the facsimile number and address below indicated:

Notices to the Company:

Summertime Holding Corp.

c/o Vista Equity Partners III, LLC

Four Embarcadero Center, 20th Floor

San Francisco, CA 94111

Attention: David A. Breach and Christian Sowul

With a copy to:

Kirkland & Ellis LLP

555 California Street, Suite 2700

San Francisco, California 94104

Attention: Stuart E. Casillas, P.C.

Facsimile No.: [***]

E-mail: [***]

or such other facsimile number or address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Plan shall be deemed to have been given when so delivered or mailed.

* * * * *

EXHIBIT 1

CONSENT

The undersigned spouse hereby acknowledges that I have read the following agreements to which my spouse is a party:

Summertime Holding Corp. 2016 Stock Option Plan,

Stock Option Agreement

and that I understand their contents. I am aware that such agreements provide for the repurchase of certain of my spouse’s capital stock of Summertime Holding Corp. (the “Company”) under certain circumstances and impose other restrictions on such capital stock. I agree that my spouse’s interest in such capital stock is subject to the agreements referred to above and the other agreements referred to therein and any interest I may have in such capital stock shall be irrevocably bound by these agreements and the other agreements referred to therein and further that my community property interest (if any) shall be similarly bound by these agreements.

The undersigned spouse irrevocably constitutes and appoints         (the “Stockholder”) as the undersigned’s true and lawful attorney and proxy in the undersigned’s name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all capital stock of the Company in which the undersigned now has or hereafter acquires any interest and in any and all capital stock of the Company now or hereafter held of record by the Stockholder (including but not limited to, the right, without further signature, consent or knowledge of the undersigned spouse, to exercise or not to exercise any and all options under any appropriate agreements and to exercise amendments and modifications of and to terminate the foregoing agreements and to dispose of any and all such capital stock and options), with all powers the undersigned spouse would possess if personally present, it being expressly understood and intended by the undersigned that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of the Stockholder, or dissolution of marriage and this proxy will not terminate without consent of the Stockholder and the Company.

Stockholder:	Spouse of Stockholder:

Signature	Signature

Printed Name	Printed Name

Dated	Dated

SUBSCRIBED AND SWORN to before me this day of , 20
My Commission Expires

Notary Public